Exhibit 99.1

FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT: Robin N. Lowe Chief Financial Officer T: 1-345-815-9919 E: Robin.Lowe@AltisourceAMC.com

FOR IMMEDIATE RELEASE

Altisource Residential Corporation Announces Acquisition of

Approximately 4,250 Single Family Rental Homes

Transaction more than Doubles Residential’s Rental Portfolio

Remains on track to Achieve Goal of 10,000 Rental Properties by end of 2016

CHRISTIANSTED, U.S. Virgin Islands, September 30, 2016 — Altisource Residential Corporation (“Residential” or “the Company”) (NYSE:RESI) today announced that it has acquired a portfolio of 4,262 single family rental properties for an aggregate purchase price of $652.3 million in a seller financed transaction. The assets were acquired from investment funds sponsored by Amherst Holdings, LLC.

The transaction more than doubles the size of the Company’s single family rental portfolio and greatly enhances Residential’s presence in new and existing strategic target markets, including Florida, Texas, Georgia, Tennessee, North Carolina and South Carolina. The newly-acquired portfolio is consistent with Residential’s existing portfolio of quality, affordable rental homes and is targeted to meet the Company’s return on equity objectives.

“Residential continues to successfully execute its strategy to transition the Company into a 100% single-family rental REIT and to capitalize on attractive single-family rental economics,” said George Ellison, Chief Executive Officer of Residential. “These high-yielding properties are an excellent fit for the Residential brand and expand our geographic reach in strategic markets. The acquisition of these properties is a crucial milestone for Residential and keeps the Company on track to achieve its stated goal of 10,000 rental homes by the end of 2016.”

“This is a transformative transaction for Residential,” said David Reiner, Chairman of the Company’s Board of Directors. “By continuing to execute on our strategy, Residential is well positioned to reward investors with long-term growth and attractive returns.”

The seller financing for this transaction represented 75% of the purchase price and was provided pursuant to a loan agreement with a term of up to five years and a floating interest rate of one-month LIBOR plus a fixed spread. In connection with the acquisition and as a condition to the seller financing, Residential has engaged the current property manager for the portfolio, Main Street Renewal, LLC, to provide property management services with respect to the acquired properties. Altisource Portfolio Solutions S.A. (“Altisource”) will continue to be Residential’s property manager with respect to all of the Company’s other REO and single family rental properties. Residential obtained a waiver of the exclusivity provisions in its existing Master Services Agreement with Altisource in order to complete the portfolio acquisition. In consideration of this waiver, the parties agreed to certain amendments to the Master Services Agreement, including a contingent liquidation fee of $60 million in the event Residential determines to liquidate 50% or more of its single family rental portfolio managed by Altisource.

About Residential

Residential is focused on providing quality, affordable rental homes to families throughout the United States. Additional information is available at www.altisourceresi.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. Factors that could cause the Company’s actual results to differ materially from these forward-looking statements may include, without limitation, our ability to implement our business strategy; our ability to make distributions to our stockholders; the impact of changes to the supply of, value of and the returns on sub-performing and non-performing loans and single-family rental properties; our ability to successfully modify or otherwise resolve sub-performing and non-performing loans; our ability to convert loans to single-family rental properties and acquire single-family rental properties generating attractive returns; our ability to complete potential transactions in accordance with anticipated terms and on a timely basis or at all; our ability to successfully integrate the acquired properties into our portfolio of single family rentals; our ability to successfully integrate Main Street Renewal, LLC as an additional property manager; our ability to meet our growth estimates or targets; our ability to predict costs; difficulties in identifying sub-performing and non-performing loans and single-family properties to acquire; our ability to effectively compete with competitors; our ability to apply the net proceeds from financings in target assets in a timely manner; changes in interest rates and the market value of the collateral underlying our sub-performing and non-performing loan portfolios or acquired single-family properties; our ability to obtain and access financing arrangements on favorable terms, or at all; our ability to retain the exclusive engagement of Altisource Asset Management Corporation; the failure of Altisource Portfolio Solutions S.A. to effectively perform its obligations under various agreements with us; the failure of our servicers to effectively perform their servicing obligations under their servicing agreements with us; our failure to qualify or maintain qualification as a REIT; our failure to maintain our exemption from registration under the Investment Company Act of 1940, as amended; the impact of adverse real estate, mortgage or housing markets; and the impact of adverse legislative or regulatory tax changes and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission. In addition, financial risks such as liquidity and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

The statements made in this press release are current as of the date of this press release only. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, whether as a result of new information, future events or otherwise.